UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 10, 2011
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 10, 2011, Esoterix Clinical Trials Services, a division of Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH), announced a strategic alliance with the David H. Murdock Research Institute (DHMRI) to provide its clients with access to enhanced assay development services.  Assays developed at DHMRI for contracted research will be transferred to LabCorp Clinical Trials laboratories worldwide to support global clinical studies.  The agreement also provides a mechanism for downstream commercialization of companion diagnostics and other biomarker assays once clinical validation has been established.

The services available to clients through DHMRI include broad biomarker discovery and proof of concept assay development to support early and late stage drug discovery and development.  DHMRI uses trans-disciplinary approaches to provide solutions for customers.  DHMRI has capabilities and expertise ranging from profiling at the genetic, biochemical, cellular and in vivo levels to clinical immune system monitoring using multiparameter flow cytometry and multiplexed protein analysis and quantitative gene expression.

Exhibits

99.1	Press Release dated August 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

August 10, 2011